EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Edgar Ulises Rodriguez Velazquez, has executed this certification in connection with the filing of Dankon Corp.’s (the "Company") Quarterly Report on Form 10-Q for the period ended August 31, 2025 (the “Report”). The undersigned hereby certifies pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	October 10, 2025	/s/ Edgar Ulises Rodriguez Velazquez
Edgar Ulises Rodriguez Velazquez
President, Secretary, Chief Executive Officer and Chief Financial Officer